WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
MOTIVNATION, INC.,
a Nevada Corporation

The undersigned, being all of the members of the Board of Directors of MotivNation, Inc., a Nevada corporation (the “Corporation”), acting pursuant to authority granted by Section 78.315 of the Nevada General Corporation Law, and Section 4.13 of the Bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of February 2, 2006:

RESTRICTED STOCK AGREEMENTS

WHEREAS, on February 2, 2006, the undersigned authorized the issuance of 435,000 shares of restricted common stock to George Lefevre, and 217,000 restricted shares of common stock to Jay Isco. (collectively, the “Recipients”), each of whose contributions and debt has been recognized by the Corporation (collectively, the “Debt Awards”);

WHEREAS, the undersigned have been presented with a proposed Shares for Debt Agreement to be entered into with the Recipients, in the form of Exhibits 10.1, and 10.2 attached hereto (collectively, the “Agreements”);

WHEREAS, the undersigned have determined that the terms of the Debt Awards are fair and reasonable to the Corporation and its stockholders;

NOW, THEREFORE, BE IT RESOLVED, that the Debt Awards, and Agreements are hereby ratified and approved in all material respects.

[SIGNATURES FOLLOW]

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated as of February 2, 2006

DIRECTORS:

Richard Holt

Mark Absher

David Psachie

George Lefevre